As filed with the Securities and Exchange Commission on November 18, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tempur-Pedic International Inc.

(Exact name of registrant as specified in its charter)

Delaware	2510	33-1022198
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

800-878-8889

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Robert B. Trussell, Jr., President and Chief Executive Officer

Tempur World, Inc.

1713 Jaggie Fox Way

Lexington, Kentucky 40511

800-878-8889

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John R. Utzschneider, Esq. Bingham McCutchen LLP 150 Federal Street Boston, MA 02110 617-951-8000	Rod Miller, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 212-310-8000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-120151

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,150,000	$18.13	$20,849,500	$2,642

(1)	Includes 150,000 shares of common stock that the underwriters have the option to purchase from the selling stockholders solely to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the common stock as reported on the New York Stock Exchange on November 16, 2004.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-120151) filed by Tempur-Pedic International Inc. with the Securities and Exchange Commission on November 2, 2004, as amended, including the exhibits thereto, and declared effective by the Commission on November 17, 2004, are incorporated by reference into, and shall be deemed part of, this registration statement. This Registration Statement also contains Exhibits 5.1 and 23.1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Tempur-Pedic International Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of November, 2004.

TEMPUR-PEDIC INTERNATIONAL INC.

By:	/S/ ROBERT B. TRUSSELL, JR.
Robert B. Trussell, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ ROBERT B. TRUSSELL, JR. Robert B. Trussell, Jr.	President, Chief Executive Officer (Principal Executive Officer) and Director	November 17, 2004

/S/ DALE E. WILLIAMS Dale E. Williams	Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)	November 17, 2004

/S/ JEFFREY B. JOHNSON Jeffrey B. Johnson	Corporate Controller, Chief Accounting Officer, Vice President and Assistant Secretary (Principal Accounting Officer)	November 17, 2004

* Jeffrey S. Barber	Director	November 17, 2004

* Francis A. Doyle	Director	November 17, 2004

* Tully M. Friedman	Director	November 17, 2004

* Sir Paul R. Judge	Director	November 17, 2004

* Nancy F. Koehn	Director	November 17, 2004

* Christopher A. Masto	Director	November 17, 2004

* P. Andrews McLane	Director	November 17, 2004

*By:	/S/ DALE E. WILLIAMS
Dale E. Williams Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Bingham McCutchen LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Notice regarding consent of Arthur Andersen LLP.*

24.1	Power of Attorney of Tempur-Pedic International Inc.**

*	Incorporated by reference from the Registrant’s Annual Report on Form 10-K (File No. 001-31922) filed with the Commission on March 30, 2004.

**	Incorporated by reference from the Registrant’s registration statement on Form S-1 (File No. 333-120151) filed with the Commission on November 2, 2004.